EXHIBIT 99.1
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                                PRESS RELEASE
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               MEDIUM4.COM, INC., ANNOUNCES NEW CORPORATE NAME,
                  IA GLOBAL, INC., AND TRADING SYMBOLS, IAO

   Common Stock to Trade as IAO, Common Stock Warrants as IAO.WS

   Corporate Name changed to IA Global, Inc.

   NEW YORK, Jan. 8 /PRNewswire/ -- IA Global, Inc. (American Stock
   Exchange: IAO) formerly known as Medium4.com, Inc. -- announced that its common stock began trading under the symbol IAO and its common stock warrants under the symbol IAO.WS Wednesday, January 8, 2003 at the opening bell. The company has been trading under MDM on the American Stock Exchange for common stock and MDM.WS for common stock warrants.

   The company changed its name to IA Global, Inc., effective January 3, 2003, due to the recent decline in the public perception of dot com companies and in order to anticipate an expanded scope for the company's interests and business development efforts.

   The company's CEO, Alan Margerison, said, "We believe the new name of IA Global, Inc. signifies the passing of the dot com era, and represents a strong international image for the expansion of our business interests. We look forward to a successful business year in 2003."

   "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding IA Global, Inc.'s business, which are not historical facts, are "forward-looking statements" that involve risks and uncertainties.